UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2009

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

     On April 15, 2009, Xilinx, Inc. (the “Company”) announced restructuring plans for fiscal 2010. A press release announcing the restructuring is filed as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On April 15, 2009, the terms of employment of all executive officers of the Company were amended to reduce their annual base salaries by 10% to 20%, effective May 1, 2009.

     The Company and named executive officer Moshe N. Gavrielov, its President and Chief Executive Officer, entered into an amendment of the terms of his employment pursuant to which Mr. Gavrielov’s annual base salary of $700,000 would be reduced by 20% to $560,000, effective May 1, 2009.

     The Company and named executive officer Jon A. Olson, its Senior Vice President and Chief Financial Officer, entered into an amendment of the terms of his employment pursuant to which Mr. Olson’s annual base salary of $460,000 would be reduced by 15% to $391,000, effective May 1, 2009.

     The foregoing salary adjustments will have no effect on the bonus targets for the Company’s executive officers.

Item 8.01	Other Events.

     On April 9, 2009, the Board of Directors of the Company approved a 20% reduction in their total annual cash compensation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 15, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: April 15, 2009	By:	/s/	Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 15, 2009